EXHIBIT 4.3


                          STOCK SUBSCRIPTION AGREEMENT

         This Stock Subscription Agreement (the "Agreement") is entered into as of October 3, 2002 by and between American Sports Development Group, Inc., a Delaware corporation with its principal place of business in South Carolina (the "Company") and Bill Heldman, an individual resident in the State of California ("Buyer").

         WHEREAS, the Buyer wishes to purchase 800,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") to be newly issued by the Company to the Buyer and the Company wishes to issue and sell the Shares to Buyer, all in accordance with the terms and provisions of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. SALE OF SHARES; PURCHASE PRICE. Effective as of the date hereof, the Company hereby sells the Shares to Buyer and Buyer hereby purchases the Shares from the Company for a cash purchase price of $0.25 per Share for an aggregate purchase price of $200,000 (the "Purchase Price").

         2. BUYER' REPRESENTATIONS AND WARRANTIES. In order to induce the Company to issue and sell the Shares to Buyer, Buyer hereby represents and warrants to the Company as follows:

                   2.1 PURCHASE FOR INVESTMENT. Buyer is acquiring the Shares pursuant to this Agreement for her own account for investment purposes and not with a view to or intention of distribution or resale except as described in Paragraph 2.2 and Paragraph 3 herein, and Buyer will not dispose of any of the Shares in contravention of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws.

                   2.2 SALE AND PURCHASE NOT REGISTERED. Buyer is aware that she is acquiring the Shares from the Company in a transaction that has not been registered under the Securities Act or pursuant to the securities laws and regulations of any State, and that as a consequence, the Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act ("Rule 144") and may be resold only to the extent permitted by Rule 144 or any subsequent registration of the securities via a registration statement per Paragraph 3 herein, or pursuant to a transaction that is registered under the Securities Act and applicable state securities laws and regulations, or pursuant to a transaction that is exempt from such registration.

                   2.3 ACCREDITED INVESTOR. Buyer is an accredited investor as that term is defined under Rule 144. Buyer is familiar with the provisions of Rule 144 and understands the definition of "accredited investor."


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                   2.4 ACCESS TO  INFORMATION.  Buyer has had an  opportunity to ask questions and receive answers concerning the Shares and the business and financial condition of the Company and has had full access to (A) such information concerning the Company as she has requested and (B) such other information that Buyer deems necessary or desirable to make an informed investment decisions regarding the purchase of the Shares.

                   2.5 ABLE TO BEAR ECONOMIC RISK. Buyer is able to bear the economic risk of her investment in the Shares for an indefinite period of time and can afford a total loss of her investment in the Shares.

                   2.6 BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against her in accordance with its terms.

          3. "PIGGY-BACK" REGISTRATION RIGHTS. Except as otherwise provided herein, whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), at any time but no later than November 12, 2002, the registration form to be used shall be one which may be used for the registration of resales by Buyer of the Shares (a
"Piggyback Registration"). The Company will include in the Piggyback Registration, at no cost of any kind to Buyer, all of the Buyer's Shares. The Company shall act with due diligence in the preparation of the registration statement and the provision of all necessary follow-up responses to the SEC, with a view toward expeditious completion of the registration process. Notwithstanding the forgoing, the Company may file Registration Statements on Form S-8 with respect to the registration of securities issued or to be issued to any employee, director, officer, consultant or advisor of the Company without registering the resale by Buyer of the Shares as provided herein.

          4. AMENDMENT; BINDING EFFECT; WAIVER. This Agreement shall not be modified or amended except by means of a writing signed by each party hereto. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and permitted transferees and assigns. Any waiver of a right under the terms of this Agreement must be in writing and signed by the waiving party.

          5. SEVERABILITY. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid or contrary to existing or future law, such invalidity shall not impair the operation of this Agreement or affect those portions of this Agreement which are valid.

          6. COMPLETE AGREEMENT. This Agreement contains the complete agreement among the parties relating to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or among

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the parties,  written or oral, which conflicts with, or may have related to, the subject matter hereof in any way.

          7. APPLICABLE LAW; FORUM; INDEMNIFICATION; ATTORNEY'S FEES. This Agreement shall be interpreted, according to the laws of the State of South Carolina, without giving effect to any provision of South Carolina law that would cause the laws of any other jurisdiction, except for non-waivable provisions of U.S. federal law, to apply. Buyer hereby irrevocably consents to the non-exclusive jurisdiction of any court of the State of South Carolina and any U.S. federal court sitting in Greenville County, South Carolina for the adjudication of any dispute relating to the subject matter of this Agreement and waives any claims and the right to make any motions of forum non conveniens or the like that would change the forum or venue of any dispute relating to the subject matter of this Agreement from any such court.

          8. HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement. The parties hereto hereby acknowledge and agree that this Agreement is the result of negotiations between the parties and that there shall be no presumption that any provision of this Agreement shall be construed against any party because that party was or is deemed the drafter of such provision or this Agreement.

          9. COUNTERPARTS; PROOF OF EXECUTION. This Agreement may be executed in multiple counterparts, each bearing the signatures of one or more of parties hereto and each of which shall constitute an original, but which together shall constitute a single instrument. The parties hereto hereby agree that rebuttable proof of execution of this Agreement by any party may be made by a copy of this Agreement bearing the facsimile or other copy of the signature of such party.

          IN WITNESS WHEREOF, the parties hereto have set their signatures below as of the date first set forth above.

                                             AMERICAN SPORTS DEVELOPMENT
WITNESS:                                     GROUP, INC.:

                                             /s/ William R. Fairbanks
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     [signature]                             By: William R. Fairbanks, President

Name:
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WITNESSES:                                   BUYER:

                                             /s/ Bill Heldman
-------------------------------------        -----------------------------------
     [signature]                             Bill Heldman

Name:
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